As filed with the Securities and Exchange Commission on March 31, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GoDaddy Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7370	46-5769934
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road

Scottsdale, Arizona 85260

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Blake J. Irving

Chief Executive Officer

GoDaddy Inc.

14455 N. Hayden Road

Scottsdale, Arizona 85260

(480) 505-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Saper, Esp. Allison B. Spinner, Esp. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Nima Kelly, Esq. Executive Vice President & General Counsel Matthew Forkner, Esq. Deputy General Counsel GoDaddy Inc. 14455 N. Hayden Road Scottsdale, Arizona 85260 (480) 505-8800	Alan F. Denenberg, Esq. Sarah K. Solum, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒   333-196615

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Class A Common Stock, $0.001 par value	700,000	$20.00	$14,000,000	$1,626.80

(1)	Represents only the additional number of shares of Class A common stock being registered. Does not include the securities that the registrant previously registered on the registration statement on Form S-1, as amended (File No. 333-196615).
(2)	Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $480,700,000 on a registration statement on Form S-1, as amended (File No. 333-196615), which was declared effective by the Securities and Exchange Commission on March 31, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $14,000,000 are hereby registered.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

GoDaddy Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-196615) (the “Prior Registration Statement”), which the Commission declared effective on March 31, 2015.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by the Registrant by 700,000 shares. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the proposed maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Scottsdale, State of Arizona, on the 31st day of March 2015.

GODADDY INC.

By:	/s/ Scott W. Wagner
Scott W. Wagner
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Blake J. Irving	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2015

/s/ Scott W. Wagner Scott W. Wagner	Chief Financial Officer (Principal Financial Officer)	March 31, 2015

/s/ Matthew B. Kelpy Matthew B. Kelpy	Chief Accounting Officer (Principal Accounting Officer)	March 31, 2015

* Bob Parsons	Director	March 31, 2015

* Herald Y. Chen	Director	March 31, 2015

* Richard H. Kimball	Director	March 31, 2015

* Gregory K. Mondre	Director	March 31, 2015

Signature	Title	Date

/s/ John I. Park John I. Park	Director	March 31, 2015

* Elizabeth S. Rafael	Director	March 31, 2015

* Charles J. Robel	Director	March 31, 2015

* Lee E. Wittlinger	Director	March 31, 2015

* By:	/s/ Scott W. Wagner Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1*	Power of Attorney (included in pages II-5 and II-6 to the registration statement on Form S-1 filed on June 9, 2014).

*	Previously filed.